EXECUTION VERSION

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 11, 2020, as the same may be amended, supplemented, modified or replaced from time to time (the “Intercreditor Agreement”), by and among StoneX Group Inc. (formerly known as INTL FCStone Inc.), certain of its Subsidiaries party thereto from time to time as First Lien Guarantors or Second Lien Guarantors, Bank of America, N.A., as First Lien Agent and Control Agent, and The Bank of New York Mellon, as Second Lien Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.
SECURITY AND PLEDGE AGREEMENT
THIS SECURITY AND PLEDGE AGREEMENT is entered into as of July 31, 2020 (as amended, supplemented, modified or replaced from time to time, this “Agreement”), by and among STONEX GROUP INC. (formerly known as INTL FCSTONE INC.), a Delaware corporation (the “Company”), the Restricted Subsidiaries of the Company identified as “Obligors” on the signature pages hereto and such other Restricted Subsidiaries of the Company that may become Obligors hereunder after the date hereof by execution of a Joinder Agreement (together with the Company, individually, an “Obligor” and, collectively the “Obligors”) and THE BANK OF NEW YORK MELLON, in its capacity as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”) for the holders of the Secured Obligations (defined below).
RECITALS
WHEREAS, the Company has issued on June 11, 2020 (the “Issue Date”) $350,000,000 in aggregate principal amount of its 8.625% Senior Secured Notes due 2025 (together with all Additional Notes issued from time to time after the Issue Date under, and in accordance with, the Indenture and all notes issued in replacement or substitution therefor under the Indenture, the “Notes”) pursuant to the Indenture, dated as of the Issue Date (the “Indenture”), by and among the Company, the other Obligors, the Collateral Agent and The Bank of New York Mellon, as trustee (in such capacity and together with any successors in such capacity, the “Trustee”).
WHEREAS, certain Restricted Subsidiaries of the Company are required under the Indenture to (i) become parties to the Indenture and guarantee the Company’s Obligations under the Notes, the Indenture and the other Indenture Documents and (ii) become parties hereto as Obligors and secure their respective Obligations under the Indenture and the other Indenture Documents pursuant to the terms hereof.
WHEREAS, in order to induce (i) each Holder to hold the Notes and (ii) The Bank of New York Mellon to act as trustee and as collateral agent, the Obligors have agreed to grant to the Collateral Agent a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of their respective Secured Obligations.
WHEREAS, the Obligors (other than the Company) have, pursuant to Article 11 of the Indenture, jointly and severally, unconditionally guaranteed the payment when due of all Obligations under the Notes, the Indenture and the other Indenture Documents.

WHEREAS, each Obligor will receive substantial benefits from the issuance of the Notes under the Indenture and, accordingly, desires to execute this Agreement.
WHEREAS, each Obligor is, or as to the Collateral acquired by such Obligor after the date hereof will be, the legal and/or beneficial owner of the Collateral pledged by it hereunder.
WHEREAS, this Agreement is given by each Obligor in favor of the Collateral Agent for the benefit of the holders of the Secured Obligations to secure the payment and performance of all of the Secured Obligations.
WHEREAS, the Collateral Agent has agreed to act as collateral agent for the benefit of the holders of the Secured Obligations in connection with the transactions contemplated by the Indenture, the other Indenture Documents and this Agreement.
NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Definitions.

(a)    Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture, and the following terms shall have the meanings set forth in the UCC (as defined below): Accession, Account, Adverse Claim, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Securities Account, Security Entitlement, Security, Software, Supporting Obligation and Tangible Chattel Paper.
(b)    In addition, the following terms shall have the meanings set forth below:
“Collateral” shall have the meaning assigned to such term in Section 2 hereof.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control Collateral” means any Collateral consisting of any Certificated Security, Instrument, Investment Property, Deposit Accounts, cash and any other Collateral as to which a Lien shall or may be perfected through possession or control by the secured party or any agent therefor.
“Copyright License” means any written agreement, naming any Obligor as licensor, granting any right under any Copyright.
“Copyrights” means (i) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (ii) all renewals thereof.
“Electronic Record” shall have the meaning assigned to such term by 15 U.S.C. §7006.

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“Electronic Signature” shall have the meaning assigned to such term by 15 U.S.C. §7006.
“Indenture” shall have the meaning assigned to such term in the recitals hereto.
“Joinder Agreement” shall have the meaning assigned to such term in Section 20 hereof.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case, whether or not having the force of law.
“Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole, (ii) a material impairment of the ability of any Obligor to perform its obligations under any Indenture Document to which it is a party, (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Indenture Document to which it is a party or (iv) a material impairment of the rights and remedies of the Collateral Agent, the Trustee or any Holder under any Indenture Document.
“Notes” shall have the meaning assigned to such term in the recitals hereto.
“Omitted Subsidiary” means each Subsidiary identified on Schedule 1(a) hereto.
“Organizational Documents” means, (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Patent License” means any agreement, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent.
“Patents” means (i) all letters patent of the United States or any other country and all reissues and extensions thereof, and (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.
“Pledged Equity” means, with respect to each Obligor, 100% of the issued and outstanding Equity Interests of each Subsidiary of the Company that is directly owned by such Obligor, including the Equity Interests of the Subsidiaries owned by such Obligor as set forth on Schedule 1(b) hereto, in each case, together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

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(i)    all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and
(ii)    in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of an Obligor;
provided, however, that neither (1) any such Equity Interests that constitute Excluded Equity Interests nor (2) the Equity Interests of any Omitted Subsidiary shall constitute Pledged Equity, except to the extent that any such Equity Interests secure any First Lien Obligations.
“Secured Obligations” means, without duplication, (i) all Obligations under or in respect of the Notes, the Indenture and the other Indenture Documents and (ii) all costs and expenses incurred in connection with enforcement and collection of any such Obligations, including the fees, charges and disbursements of counsel.
“Termination Date” means the first date on which (i) all Secured Obligations have been paid in full, (ii) a Legal Defeasance or Covenant Defeasance shall have occurred in accordance with Article 8 of the Indenture or (iii) a satisfaction and discharge of the Indenture shall have occurred in accordance with Article 12 of the Indenture.
“Trademark License” means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.
“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (ii) all renewals thereof.
“Trustee” shall have the meaning assigned to such term in the recitals hereto.
“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral, in which case the Uniform Commercial Code of the applicable jurisdiction with respect to such affected Collateral shall apply.
“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.
2.    Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Collateral Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to all of the following, whether now owned or existing or owned, acquired, or arising

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hereafter (collectively, the “Collateral”): (a) all Accounts; (b) all Chattel Paper; (c) those certain Commercial Tort Claims set forth on Schedule 2(c) hereto; (d) all Copyrights; (e) all Copyright Licenses; (f) all Deposit Accounts; (g) all Documents; (h) all Equipment; (i) all Fixtures; (j) all General Intangibles; (k) all Goods; (l) all Instruments; (m) all Inventory; (n) all Investment Property; (o) all Letter-of-Credit Rights; (p) all Money; (q) all Patents; (r) all Patent Licenses; (s) all Pledged Equity; (t) all Software; (u) all Supporting Obligations; (v) all Trademarks; (w) all Trademark Licenses; and (x) all Accessions and all Proceeds of any and all of the foregoing.
Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to any Excluded Property.
The Obligors and the Collateral Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.
For avoidance of doubt, the parties acknowledge that each Specified Guarantor is only granting a security interest in the Pledged Equity that is owned by such Specified Guarantor (including the Pledged Equity set forth on Schedule 1(b)) and any Proceeds of such Pledged Equity, and that such Specified Guarantor is not granting a security interest under this Agreement with respect to any other assets or property of such Specified Guarantor. The representations, warranties and covenants of the Obligors set forth in this Agreement that relate to the Collateral shall only apply, in the case of the Specified Guarantors, to the Pledged Equity pledged by the Specified Guarantors under this Agreement.
3.    Representations and Warranties. Each Obligor hereby represents and warrants to the Collateral Agent, for the benefit of the holders of the Secured Obligations, that:
(a)    Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no Adverse Claim with respect to the Pledged Equity held by such Obligor (other than the Permitted Lien thereon in favor of the First Lien Agent that is subject to the Intercreditor Agreement and secures any First Lien Obligations).
(b)    Security Interest/Priority. This Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Obligor and, when properly perfected by the filing of a UCC-1 Financing Statement in the filing office set forth opposite the name of such Obligor under the column heading “Filing Office” in Schedule 3(i)(b) hereto, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens (including the Permitted Lien thereon in favor of the First Lien Agent that is subject to the Intercreditor Agreement and secures any First Lien Obligations). The taking possession by the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent) of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish under the UCC the first priority of the Collateral Agent’s security interest (subject to the Permitted Lien thereon in favor of the First Lien Agent that is subject to the Intercreditor Agreement and secures any First Lien Obligations) in all of the Pledged Equity evidenced by such certificated securities and such Instruments. With respect to any Collateral consisting of a Deposit

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Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Obligor, the applicable depository bank or Securities Intermediary and the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent) of an agreement granting control to the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent) over such Collateral, the Collateral Agent shall have a valid and perfected, first priority security interest in such Collateral, subject to customary setoff rights of depository institutions and the Permitted Lien thereon in favor of the First Lien Agent that is subject to the Intercreditor Agreement and secures any First Lien Obligations.
(c)    Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.
(d)    Accounts. (i) Each Account of the Obligors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to the account debtor named therein, (iii) no Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper, to the extent requested by the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent), has been endorsed over and delivered to, or submitted to the control of, the Collateral Agent (or ,if the Intercreditor Agreement is then in effect, the Control Agent), (iv) no surety bond was required or given in connection with any Account of an Obligor or the contracts or purchase orders out of which they arose and (v) the right to receive payment under each Account is assignable.
(e)    Equipment and Inventory. With respect to any Equipment of an Obligor, each such Obligor has exclusive possession and control of such Equipment of such Obligor, except for (i) Equipment leased by such Obligor as a lessee or (ii) Equipment in transit with common carriers.
(f)    Authorization of Pledged Equity. All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person.
(g)    No Other Equity Interests, Instruments, Etc. As of the date that such Obligor became a party hereto, (i) no Obligor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Collateral Agent hereunder (or, if the Intercreditor Agreement is then in effect, the Control Agent) except as set forth on Schedule 1(b) hereto, and (ii) Schedule 3(g) hereto lists all Instruments, Documents or Tangible Chattel Paper required to be pledged and delivered to the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent) pursuant to Section 4(a)(i) of this Agreement. All such certificated Equity Interests, Instruments, Documents and Tangible Chattel Paper required to be delivered pursuant to Section 4(a)(i) of this Agreement have been delivered to the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent).
(h)    Partnership and Limited Liability Company Interests. Except as set forth in Schedule 3(1)(b) hereto, none of the Pledged Equity consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

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(i)    Business Locations; Taxpayer Identification Number. Set forth on Schedule 3(i)(a) hereto is a list of all real property located in the United States that is owned or leased by any Obligor as of the date on which such Obligor became a party hereto. Set forth on Schedule 3(i)(b) is the chief executive office, exact legal name, jurisdiction of formation, U.S. tax payer identification number and organizational identification number of each Obligor as of the date such Obligor became a party hereto. Except as set forth on Schedule 3(i)(c), no Obligor has during the five years preceding the date it became a party hereto (i) changed its legal name, (ii) changed its state of formation or (iii) been party to a merger, consolidation or other change in structure. Set forth on Schedule 3(i)(d) hereto, is a list of each deposit and investment account of each Obligor as of the date on which it became a party hereto.
(j)    Consents; Etc. There are no restrictions in any Organizational Document governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) hereof), (iv) such actions as may be required by Laws affecting the offering and sale of securities, (v) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries, (vi) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and (vii) solely with respect to clause (C) below, the consents, authorizations, filings or other actions which are listed on Schedule 3(j) hereto, no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (A) the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Collateral Agent or the holders of the Secured Obligations of the rights and remedies provided for in this Agreement.
(k)    Commercial Tort Claims. As of the date on which such Obligor became a party hereto, no Obligor has any Commercial Tort Claims seeking damages equal to or in excess of $3,000,000, individually or in the aggregate, other than as set forth on Schedule 2(c) hereto.
(l)    Copyrights, Patents and Trademarks.
(i)    To the best of each Obligor’s knowledge, each Copyright, Patent and Trademark of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned.
(ii)    To the best of each Obligor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Copyright, Patent or Trademark of such Obligor.
(iii)    No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark of any Obligor or that, if adversely

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determined, could reasonably be expected to have a material adverse effect on the value of any Copyright, Patent or Trademark of any Obligor.
(iv)    All applications of such Obligor pertaining to the Copyrights, Patents and Trademarks of each Obligor have been duly and properly filed, and all registrations or letters of such Obligor pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued.
(v)    No Obligor has made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of any Obligor hereunder.
(m)    Existence, Qualification and Power. Each Obligor and each of its Restricted Subsidiaries (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under this Agreement and the other Indenture Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in clause (ii)(A) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
(n)    Authorization; No Contravention. The execution, delivery and performance by each Obligor of this Agreement and each other Indenture Document to which such Obligor is party have been duly authorized by all necessary corporate or other organizational action and do not (i) contravene the terms of the Organizational Documents of such Obligor, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material Contractual Obligation to which such Obligor is a party or affecting such Obligor or the properties of such Obligor or any of its Restricted Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Obligor or its property is subject or (iii) violate any material Law.
(o)    Binding Effect. This Agreement and each other Indenture Document has been duly executed and delivered by each Obligor that is party thereto. Each Indenture Document constitutes a legal, valid and binding obligation of each Obligor that is party thereto, enforceable against each such Obligor in accordance with its terms.
(p)    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Obligors after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Obligor or any of its Restricted Subsidiaries or against any of their respective properties or revenues that (i) purport to affect or pertain to this Agreement or any other Indenture Document, or any of the transactions contemplated hereby or thereby, or (ii) could reasonably be expected to have a Material Adverse Effect.
4.    Covenants. Each Obligor covenants that until the Termination Date shall have occurred, such Obligor shall:

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(a)    Instruments/Chattel Paper/Pledged Equity/Control.
(i) If any amount payable equal to or in excess of $3,000,000 under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Obligor at all times or, if requested by the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent) to perfect its security interest in such Collateral, is delivered to the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent) duly endorsed in a manner satisfactory to the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent). Such Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Collateral Agent (or, if the Intercreditor Agreement is then in effect, in the case of any Control Collateral, the Control Agent) indicating the security interest of the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent) in such Tangible Chattel Paper.
(ii) Deliver to the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent) promptly upon the receipt thereof by or on behalf of an Obligor, all certificates and instruments constituting Pledged Equity. Prior to delivery to the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent), all such certificates constituting Pledged Equity shall be held in trust by such Obligor for the benefit of the Collateral Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a)(ii) hereto.
(iii) Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent) for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (A) Deposit Accounts, (B) Investment Property, (C) Letter-of-Credit Rights and (D) Electronic Chattel Paper.
(b)    Filing of Financing Statements, Notices, etc. Execute and deliver to the Collateral Agent (or, if the Intercreditor Agreement is then in effect, in the case of any Control Collateral, the Control Agent) such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent (or, if the Intercreditor Agreement is then in effect, in the case of any Control Collateral, the Control Agent) may reasonably request) and do all such other things as may be necessary or the Collateral Agent (or, if the Intercreditor Agreement is then in effect, in the case of any Control Collateral, the Control Agent) may reasonably deem appropriate (i) to assure to the Collateral Agent its security interests hereunder, including executing and/or filing or recording (A) such financing statements, or amendments and supplements to financing statements, continuation statements or other instruments as the Collateral Agent (or, if the Intercreditor Agreement is then in effect, in the case of any Control Collateral, the Control Agent) may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(i) hereto, (C) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and

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Trademark Office in the form of Exhibit 4(b)(ii) hereto and (D) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Exhibit 4(b)(iii) for filing with the United States Copyright Office, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Collateral Agent (or, if the Intercreditor Agreement is then in effect, in the case of any Control Collateral, the Control Agent) of its rights and interests hereunder. Furthermore, each Obligor also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other person whom the Collateral Agent may designate (including the Control Agent if the Intercreditor Agreement is then in effect), as such Obligor’s attorney in fact with full power and for the limited purpose to sign in the name of such Obligor, if applicable, and file or record any financing statements, or amendments and supplements to financing statements, continuation statements, notices or any similar documents which would be necessary or in the reasonable discretion of the Collateral Agent (or, if the Intercreditor Agreement is then in effect, in the case of any Control Collateral, the Control Agent) appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Termination Date shall have occurred. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to such Obligor wherever the Collateral Agent may in its sole discretion desire to file the same.
(c)    Collateral Held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor and the Collateral Agent so requests (i) notify such Person in writing of the Collateral Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Collateral Agent’s account and subject to the Collateral Agent’s instructions and (iii) use commercially reasonable efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Collateral Agent.
(d)    Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor’s business.
(e)    Commercial Tort Claims. (i) Promptly forward to the Collateral Agent an updated Schedule 2(c) listing any and all Commercial Tort Claims by or in favor of such Obligor seeking damages equal to or in excess of $3,000,000, individually or in the aggregate, and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Collateral Agent, or required by Law to create, preserve, perfect and maintain the Collateral Agent’s security interest in any Commercial Tort Claims initiated by or in favor of any Obligor, including properly file any UCC-1 financing statement adequately describing such Commercial Tort Claim(s) as collateral covered thereby.
(f)    Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Equity of such Obligor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.
(g)    Nature of Collateral. At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from

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personal property to real property or a Fixture to real property, unless the Collateral Agent shall have a perfected Lien on such Fixture or real property.
(h)    Issuance or Acquisition of Equity Interests in Partnerships or Limited Liability Companies. Not without executing and delivering, or causing to be executed and delivered, to the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent) such agreements, documents and instruments as the Collateral Agent (or, if the Intercreditor Agreement is then in effect, in the case of any Control Collateral, the Control Agent) may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.
(i)    Intellectual Property.
(i)    Not do any act or omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or omit to do any act, whereby any material Copyright may become injected into the public domain, (B) notify the Collateral Agent immediately if it knows that any material Copyright may become injected into the public domain or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding an Obligor’s ownership of any such Copyright or its validity, (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each material Copyright owned by an Obligor and to maintain each registration of each material Copyright owned by an Obligor, including, without limitation, filing of applications for renewal where necessary, and (D) promptly notify the Collateral Agent of any material infringement of any material Copyright of an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.
(ii)    Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Obligor hereunder (except as permitted by the Indenture).
(iii)    (A) Continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, if applicable, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the holders of the Secured Obligations, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any such Trademark may become invalidated.

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(iv)    Not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.
(v)    Notify the Collateral Agent and to the extent that the same would be required to be disclosed pursuant to Section 4.03(a)(2) of the Indenture, the other holders of the Secured Obligations immediately if it knows that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Obligor ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.
(vi)    Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Patent and Trademark, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
(vii)    Promptly notify the Collateral Agent and to the extent that the same would be required to be disclosed pursuant to Section 4.03(a)(2) of the Indenture, the other holders of the Secured Obligations after it learns that any material Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.
(viii)    Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Obligor hereunder (except as permitted by the Indenture).
Notwithstanding the foregoing, the Obligors may, in their reasonable business judgment, fail to maintain, pursue, preserve or protect any Copyright, Patent or Trademark which is not material to their businesses.
(j)    Maintenance of Insurance.
(i)    Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Obligor or any of its Restricted Subsidiaries operates.
(ii)    Cause the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent) to be named as lender’s loss payee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments

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furnished to the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent), that it will use commercially reasonable efforts to give the Collateral Agent (or, if the Intercreditor Agreement is then in effect, the Control Agent) thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.
(k)    Legal Name, State of Formation and Form of Entity. Not change its name, state of formation, mailing address or form of organization unless no later than the thirtieth (30th) day following any such change, such Obligor shall have taken all actions necessary or reasonably advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral granted or purported to be granted hereunder.
5.    Authorization to File Financing Statements. Each Obligor hereby authorizes the Collateral Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as may be necessary or the Collateral Agent may from time to time deem reasonably appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property,” “all assets” or words of similar meaning); provided, however, that such authorization to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments shall not obligate the Collateral Agent to take any such action.
6.    Advances. Upon failure of any Obligor to perform any of the covenants and agreements contained herein or in any other Indenture Document, the Collateral Agent may (but shall not be obligated to), at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the rate of interest then applicable to the Notes. No such performance of any covenant or agreement by the Collateral Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Default or Event of Default. The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
7.    Remedies.
(a)    General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Collateral Agent shall have, in addition to the rights and remedies provided herein, in the other Indenture Documents, in any other documents relating to the Secured Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Collateral Agent may, with or without judicial process or the aid and

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assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Collateral Agent at the expense of the Obligors any Collateral at any place and time designated by the Collateral Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Collateral Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Neither the Collateral Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Company in accordance with the notice provisions of Section 13.01 of the Indenture at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Collateral Agent may, in such event, bid for the purchase of such securities. The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any holder of Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Collateral Agent may further postpone such sale by announcement made at such time and place.
(b)    Remedies Relating to Accounts. During the continuation of an Event of Default, whether or not the Collateral Agent has exercised any or all of its rights and remedies hereunder, (i)

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each Obligor will promptly upon request of the Collateral Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Collateral Agent and (ii) the Collateral Agent shall have the right to enforce any Obligor’s rights against its customers and account debtors, and the Collateral Agent or its designee may notify any Obligor’s customers and account debtors that the Accounts of such Obligor have been assigned to the Collateral Agent or of the Collateral Agent’s security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including, without limitation, by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Collateral Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Collateral Agent in accordance with the provisions hereof shall be solely for the Collateral Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Collateral Agent nor the holders of the Secured Obligations shall have any liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Furthermore, during the continuation of an Event of Default, (i) the Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications, (ii) upon the Collateral Agent’s request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts.
(c)    Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.
(d)    Nonexclusive Nature of Remedies. Failure by the Collateral Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Agreement, any other Indenture Document, any other document relating to the Secured Obligations, or as provided by Law, or any delay by the Collateral Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by Law, neither the Collateral Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Collateral Agent or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than

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their gross negligence or willful misconduct hereunder. The rights and remedies of the Collateral Agent and the holders of the Secured Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the holders of the Secured Obligations may have.
(e)    Retention of Collateral. In addition to the rights and remedies hereunder, the Collateral Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.
(f)    Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the holders of the Secured Obligations are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the rate of interest then applicable on the Notes, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.
8.    Rights of the Collateral Agent.
(a)    Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Collateral Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default to:
(i)    demand, collect, settle, compromise, adjust, give discharges and releases, all as the Collateral Agent may reasonably determine;
(ii)    commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;
(iii)    defend, settle or compromise any action brought with respect to any Collateral and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;
(iv)    receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing or relating to such Collateral;
(v)    sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;
(vi)    adjust and settle claims under any insurance policy relating thereto;

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(vii)    execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;
(viii)    institute any foreclosure proceedings that the Collateral Agent may deem appropriate;
(ix)    sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;
(x)    exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may reasonably deem appropriate;
(xi)    vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Collateral Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;
(xii)    pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;
(xiii)    direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;
(xiv)    receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and
(xv)    do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.
This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Termination Date shall have occurred. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral.
(b)    Assignment by the Collateral Agent. The Collateral Agent may from time to time assign the Secured Obligations to a successor Collateral Agent appointed in accordance with the

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Indenture, and such successor shall be entitled to all of the rights and remedies of the Collateral Agent under this Agreement in relation thereto.
(c)    Duty of Care of the Collateral Agent. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that employed by a reasonable agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Collateral Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.
(d)    Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Collateral Agent nor any holder of Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any holder of Secured Obligations of any payment relating to such Account pursuant hereto (other than to account to the Company for proceeds under Section 9 hereof), nor shall the Collateral Agent or any holder of Secured Obligations be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
(e)    Voting and Payment Rights in Respect of the Pledged Equity.
(i)    So long as no Event of Default shall have occurred and be continuing, each Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Obligor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are not otherwise prohibited under the Indenture; and
(ii)    During the continuance of an Event of Default and upon written notice to the Company and the applicable Obligor, (A) all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the

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Collateral Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of an Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Collateral Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Collateral Agent as Collateral in the exact form received, to be held by the Collateral Agent as Collateral and as further collateral security for the Secured Obligations.
(f)    Releases of Collateral. (i) If any Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Indenture, then the Collateral Agent, at the request and sole expense of such Obligor, shall promptly execute and deliver to such Obligor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral. (ii) The Collateral Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien (subject to the Permitted Lien thereon in favor of the First Lien Agent that is subject to the Intercreditor Agreement and secures any First Lien Obligations) on all Pledged Equity not expressly released or substituted.
(g)    Rights and Protections of the Collateral Agent. Notwithstanding any other provision herein, the Collateral Agent shall have all the rights (including the right to reimbursement, compensation and indemnity) and protections set forth in Section 7.06 and Article X of the Indenture, which are hereby incorporated herein by reference  and made a part hereof and accepted by the parties hereto.
9.    Application of Proceeds. Upon the occurrence of an Event of Default and during the continuation thereof, any proceeds of the Collateral when received by the Collateral Agent will be applied as set forth in Section 6.10 of the Indenture.
10.    Continuing Agreement.
(a)    This Agreement shall remain in full force and effect until such time as the Termination Date shall have occurred, at which time this Agreement shall be automatically terminated and the Collateral Agent shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination.
(b)    This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any Insolvency Law, all as though such payment had not been made; provided, however, that, in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs

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and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.
11.    Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Article 9 of the Indenture; provided that neither (i) the delivery of any Joinder Agreement nor (ii) any update or revision to Schedule 2(c) hereof delivered by any Obligor shall constitute an amendment for purposes of this Section 11 or Section 9.02 of the Indenture.
12.    Successors in Interest. This Agreement shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent and the holders of the Secured Obligations hereunder, to the benefit of the Collateral Agent and the holders of the Secured Obligations and their respective successors and permitted assigns.
13.    Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 13.01 of the Indenture.
14.    Counterparts; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means (e.g., .pdf or .tif) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable. To the extent agreed by the parties hereto, this Agreement and any document or instrument delivered in connection herewith may be in the form of an Electronic Record and may be executed using Electronic Signatures, and the parties hereto agree that any Electronic Signature on or associated with this Agreement or any document or instrument delivered in connection herewith shall be valid and binding on the parties hereto to the same extent as a manual, original signature. Upon the request of any party hereto, any Electronic Signature shall be promptly followed by a manually executed counterpart.
15.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
16.    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. THE TERMS OF SECTIONS 13.06, 13.11 AND 13.12 OF THE INDENTURE WITH RESPECT TO GOVERNING LAW, SUBMISSION TO JURISDICTION, VENUE AND WAIVER OF JURY TRIAL ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.
17.    Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
18.    Entirety. This Agreement, the other Indenture Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto.
19.    Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall

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have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Collateral Agent or the holders of the Secured Obligations under this Agreement, under any other of the Indenture Documents or under any other document relating to the Secured Obligations.
20.    Joinder. The Obligors shall cause each Restricted Subsidiary of the Company that is required to become a Guarantor pursuant to Section 4.16 of the Indenture to execute and deliver to the Collateral Agent a joinder agreement substantially in the form attached hereto as Exhibit 20 (each such agreement, a “Joinder Agreement”) within the period it was required to so become a Guarantor in accordance with Section 4.16 of the Indenture and immediately upon such execution and delivery of such Joinder Agreement (and without any further action), such Restricted Subsidiary will become a party to this Agreement as an “Obligor” and have all of the rights and obligations of an Obligor hereunder and this Agreement and the schedules and exhibits hereto shall be deemed amended by such Joinder Agreement. The execution and delivery of such Joinder Agreement shall not require the consent of any Obligor hereunder. The rights and obligations of each Obligor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor as a party to this Agreement or any other Collateral Document.
21.    Rights of Majority Holders. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Holders of a majority in aggregate principal amount of the then outstanding Notes.
22.    Consent of Issuers of Pledged Equity. Each issuer of Pledged Equity party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Obligors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.
23.    Obligations Unconditional. The obligations of the Obligors (other than the Company) hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Indenture Documents or other documents relating to the Secured Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 23 that the obligations of such Obligors hereunder shall be absolute and unconditional under any and all circumstances. Each such Obligor agrees that such Obligor shall have no right of subrogation, indemnity, reimbursement or contribution against the Company or any other Obligor for amounts paid under its Note Guarantee or applied against any of the Secured Obligations as a result of the application thereto of its Collateral or Proceeds thereof until such time as the Termination Date shall have occurred. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any such Obligor hereunder, which shall remain absolute and unconditional as described above:
(a)    at any time or from time to time, without notice to any such Obligor, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

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(b)    any of the acts mentioned in any of the provisions of any of the Indenture Documents or other documents relating to the Secured Obligations shall be done or omitted;
(c)    the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Indenture Documents or other documents relating to the Secured Obligations shall be waived or any other guarantee of any of the Secured Obligations or any security therefor (including any Collateral) shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)    any Lien granted to, or in favor of, the Collateral Agent or any other holder of the Secured Obligations as security for any of the Secured Obligations shall fail to attach or be perfected; or
(e)    any of the Secured Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of the Company or any other Obligor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of the Company or any Obligor).
With respect to its obligations hereunder, each Obligor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Collateral Agent or any other holder of the Secured Obligations exhaust any right, power or remedy or proceed against any Person under any of the Indenture Documents or any other document relating to the Secured Obligations, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations (including any other Obligor).
24.    Intercreditor Agreement. Notwithstanding anything to the contrary herein, (i) the Liens granted pursuant to Section 2 shall be subject to the terms and conditions of the Intercreditor Agreement, and (ii) the exercise of any right or remedy by the Collateral Agent or any other holder of Secured Obligations hereunder or under any other Collateral Document (including under Section 7) are subject in all instances to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement or any other Collateral Document, the terms of the Intercreditor Agreement shall govern and control. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, until the Discharge of First Lien Obligations (as such term is defined in the Intercreditor Agreement), any obligation of any Obligor to take any action whatsoever hereunder or under any other Collateral Document, including any action with respect to the perfection (other than by the filing of a UCC-1 financing statement in accordance with Article 9 of the UCC of any applicable jurisdiction, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office or a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office), delivery, assignment or other form of transfer or Control of any Collateral, the giving of notice to the Collateral Agent or to any warehouseman, landlord, lessor, bailee, agent or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case, in connection with any Collateral, shall be deemed to be satisfied or waived, as applicable, if such Obligor, as applicable, complied with the requirements of the similar provision of the applicable First Lien Loan Document, or the First Lien Agent or Control Agent, as applicable, waived or otherwise did not require compliance therewith. Until the Discharge of First Lien Obligations, the delivery, assignment or other form of transfer of any Collateral to the First Lien Agent or Control Agent, as applicable, pursuant to the First Lien Loan Documents shall satisfy any delivery requirement hereunder or under any other Collateral Document.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first written above.

OBLIGORS:	STONEX GROUP INC.,
a Delaware corporation

By:    /s/ Sean M. O’Connor
Name: Sean M. O’Connor
Title: Chief Executive Officer

FCSTONE GROUP, INC.,
a Delaware corporation

By:    /s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

INTL FCSTONE MARKETS, LLC,
an Iowa limited liability company

By:    /s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

FCSTONE MERCHANT SERVICES, LLC,
a Delaware limited liability company

By:    /s/ William J. Dunaway
Name: William J. Dunaway
Title: Treasurer

INTL FCSTONE ASSETS, INC.,
a Florida corporation

By:    /s/ Sean M. O’Connor
Name: Sean M. O’Connor
Title: Chief Executive Officer

INTL TECHNOLOGY SERVICES LLC,
a Delaware limited liability company

By:    /s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

GAIN CAPITAL HOLDINGS, INC.,
a Delaware corporation

By:    /s/ Glenn Stevens
Name: Glenn Stevens
Title: President and Chief Executive Officer

GAIN HOLDINGS, LLC,
a Delaware limited liability company

By:    /s/ Glenn Stevens
Name: Glenn Stevens
Title: Manager

GLOBAL FUTURES & FOREX, LTD.,
a Michigan corporation

By:    /s/ Alexander Bobinski
Name: Alexander Bobinski
Title: Manager

S.L. BRUCE FINANCIAL CORPORATION,
an Ohio corporation

By:    /s/ Alexander Bobinski
Name: Alexander Bobinski
Title: Manager

GCAM, LLC,
a Delaware limited liability company

By:    /s/ Glenn Stevens
Name: Glenn Stevens
Title: Manager
GAIN CAPITAL HOLDINGS INTERNATIONAL, LLC,
a Delaware limited liability company

By:    /s/ Glenn Stevens
Name: Glenn Stevens
Title: Manager

Accepted and agreed to as of the date first above written.

THE BANK OF NEW YORK MELLON,
as Collateral Agent

By:    /s/ Shannon Matthews
Name:    Shannon Matthews
Title: Agent